UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 9, 2011, Oxygen Biotherapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to report on the entry into a placement agency agreement with William Blair & Company, L.L.C. relating to the $7.5 million registered direct offering of units (the “Units”) by the Company to certain institutional investors, consisting of an aggregate of $7.5 million of Series A Convertible Preferred Stock, $0.0001 par value per share and warrants to purchase approximately 1,689,192 shares of common stock, $0.0001 par value per share.  The Units were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-165733).  This amendment is being filed solely to amend the Original Form 8-K to include Exhibit 5.1 hereto.  Other than as described above, this amendment does not amend any other information previously filed in the Original Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
Exhibit 1.1	Placement Agency Agreement, dated December 8, 2011, between Oxygen Biotherapeutics, Inc. and William Blair & Company, L.L.C., as placement agent*
Exhibit 4.1	Form of Warrant*
Exhibit 4.2	Form of Certificate of Designations*
Exhibit 5.1	Legal Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.**
Exhibit 10.1	Form of Securities Purchase Agreement*
Exhibit 10.2	Form of Lock-up Agreement*
Exhibit 99.1	Press Release dated December 9, 2011*

*	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2011
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2011	Oxygen Biotherapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 1.1	Placement Agency Agreement, dated December 8, 2011, between Oxygen Biotherapeutics, Inc. and William Blair & Company, L.L.C., as placement agent*
Exhibit 4.1	Form of Warrant*
Exhibit 4.2	Form of Certificate of Designations*
Exhibit 5.1	Legal Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.**
Exhibit 10.1	Form of Securities Purchase Agreement*
Exhibit 10.2	Form of Lock-up Agreement*
Exhibit 99.1	Press Release dated December 9, 2011*

*	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 9, 2011
**	Filed herewith